Exhibit 5.1

GUTIERREZ BERGMAN BOULRIS, P.L.L.C.

100 Almeria Avenue, Suite 340

Coral Gables, FL 33134

January 8, 2015

Alternative Fuels Americas, Inc.

305 S. Andrews Avenue

Suite 209

Fort Lauderdale, Florida 33301

Re:  Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (File No. 333-186566)

Ladies and Gentlemen:

We have acted as counsel for Alternative Fuels Americas, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of Post Effective Amendment No. 1 to a Registration Statement on Form S-8, File No. 333-186566 (the “Registration Statement”) with the Securities Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an additional 7,500,000 shares of common stock, par value $0.001 per share (the “Shares”), which may be issued pursuant to the Company’s 2011 Stock Incentive Plan, as amended.

In rendering this opinion, we have (i) examined such corporate records and other documents (including the Company’s Certificate of Incorporation and Bylaws, both as currently in effect and the Registration Statement and the exhibits thereto), and have reviewed such matters of law, as we have deemed necessary or appropriate and (ii) assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

Members of our firm are admitted to the bar of the State of Florida, and the opinions expressed in this letter are limited to the effects of (i) the federal securities laws of the United States of America, (ii) the internal laws of the State of Florida (excluding any political subdivision) and (iii) to the extent expressly stated herein, the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares, when been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, will be validly issued, duly authorized, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to Post Effective No. 1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

A member of our Firm beneficially owns 700,000 shares of the Company’s common stock.

Very truly yours,

/s/ Gutierrez Bergman Boulris, P.L.L.C.